Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-39030 of American Tower Corporation on Form S-3 of our report dated March 1, 2000, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/S/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 31, 2000